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                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                       of

                            KORN/FERRY INTERNATIONAL
                            (a Delaware Corporation)

                                      and

                            KORN/FERRY INTERNATIONAL
                           (a California Corporation)

          THIS AGREEMENT AND PLAN OF MERGER dated as of September 22, 1999 (this "Merger Agreement") is between Korn/Ferry International, a Delaware corporation ("KFY Delaware"), and Korn/Ferry International, a California corporation ("KFY California"). KFY Delaware and KFY California are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

     A. KFY California desires to merge with and into KFY Delaware and KFY Delaware desires to merge with KFY California, all upon the terms and subject to the conditions of this Merger Agreement.

     B. KFY Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 200,000,000 shares, 150,000,000 of which are designated "Common Stock," par value $0.01 per share, and 50,000,000 of which are designated "Preferred Stock," par value $0.01 per share. The Preferred Stock of KFY Delaware is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, 1,000 shares of Common Stock are issued and outstanding, all of which are held by KFY California, and no shares of Preferred Stock are issued and outstanding.

     C. KFY California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 200,000,000 shares, 150,000,000 of which are designated "Common Stock," no par value per share, and 50,000,000 of which are designated "Preferred Stock," no par value per share. The Preferred Stock of KFY California is undesignated as to series, rights, preferences, privileges or restrictions. As of September 17, 1999, 36,259,357 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

     D. The Board of Directors of KFY California has determined that, for the purpose of effecting the reincorporation of KFY California in the State of Delaware, it is advisable and in the best interests of KFY California and its shareholders that KFY California merge with and into KFY Delaware upon the terms and conditions herein provided.
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     E.   The respective Boards of Directors of KFY Delaware and KFY California
have approved this Merger Agreement and have directed that this Merger Agreement be submitted to a vote of their respective sole stockholder and shareholders and executed by the undersigned officers.

          NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, KFY Delaware and KFY California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   ARTICLE I
                                    MERGER

          1.1 MERGER. In accordance with the provisions of this Merger Agreement, the Delaware General Corporation Law and the California General Corporation Law, KFY California shall be merged with and into KFY Delaware (the "Merger"), the separate existence of KFY California shall cease and KFY Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware. KFY Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation." The name of the Surviving Corporation shall be Korn/Ferry International.

          1.2 FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

          (a) This Merger Agreement and the Merger shall have been adopted and approved by the sole stockholder of KFY Delaware and the shareholders of KFY California, in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

          (b) All of the covenants and conditions precedent to the consummation of the Merger specified in this Merger Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (c) An executed Certificate of Merger or an executed counterpart of this Merger Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

          (d) An executed Certificate of Merger or an executed counterpart of this Merger Agreement meeting the requirements of the California General Corporation Law shall have been filed with the Secretary of State of the State of California.

The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

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          1.3  EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the
separate existence of KFY California shall cease and KFY Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and KFY California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of KFY California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law,
(iv) shall continue to be subject to all of the debts, liabilities and obligations of KFY Delaware as constituted immediately prior to the Effective Date of the Merger and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of KFY California in the same manner as if KFY Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

                                  ARTICLE II
                   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

          2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of KFY Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          2.2 BYLAWS. The Bylaws of KFY Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          2.3 DIRECTORS AND OFFICERS. The directors and officers of KFY California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                                  ARTICLE III
                         MANNER OF CONVERSION OF STOCK

          3.1 KFY CALIFORNIA COMMON STOCK. Upon the Effective Date of the Merger, each share of KFY California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

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          3.2  KFY CALIFORNIA OPTIONS, STOCK PURCHASE RIGHTS AND CONVERTIBLE
SECURITIES.

          (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans and all other employee benefit plans of KFY California. Each outstanding and unexercised option or other right to purchase or security convertible into KFY California Common Stock shall become an option or right to purchase or a security convertible into the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of KFY California Common Stock issuable pursuant to any such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such KFY California option, stock purchase right or convertible security at the Effective Date of the Merger. There are no options, purchase rights for or securities convertible into Preferred Stock of KFY California.

          (b) A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of KFY California Common Stock so reserved immediately prior to the Effective Date of the Merger.

          3.3 KFY DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock, par value $0.01 per share, of KFY Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by KFY Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

          3.4 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of KFY California Common Stock may, at such holder's option, surrender the same for cancellation to Chase Mellon Stockholder Services L.L.C., as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of KFY California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of KFY California Common Stock were converted in the Merger.

          The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

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          Each certificate representing Common Stock of the Surviving
Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of KFY California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, and any additional legends agreed upon by the holder and the Surviving Corporation.

          If any certificate for shares of KFY Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to KFY Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of KFY Delaware that such tax has been paid or is not payable.

                                  ARTICLE IV
                                    GENERAL

          4.1 COVENANTS OF KFY DELAWARE. KFY Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

          (a) qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of California Corporations Law;

          (b) file any and all documents with the California Franchise Tax Board necessary for the assumption by KFY Delaware of all of the franchise tax liabilities of KFY California; and

          (c) take such other actions as may be required by the California General Corporation Law.

          4.2 FURTHER ASSURANCES. From time to time, as and when required by KFY Delaware or by its successors or assigns, there shall be executed and delivered on behalf of KFY California such deeds and other instruments, and there shall be taken or caused to be taken by KFY California such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by KFY Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of KFY California and otherwise to carry out the purposes of this Merger Agreement , and the officers and directors of KFY Delaware are fully authorized in the name and on behalf of KFY California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

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          4.3  ABANDONMENT. At any time before the Effective Date of the Merger, this Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either KFY California or KFY Delaware, or both, notwithstanding the approval of this Merger Agreement by either the shareholders of KFY California or the sole stockholder of KFY Delaware, or both.

          4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Merger Agreement at any time prior to the filing of this Merger Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Merger Agreement by either the sole stockholder of KFY Delaware or the shareholders of KFY California shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effective immediately after the Merger or (iii) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either Constituent Corporation.

          4.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, and The Corporation Trust Company will be the registered agent of the Surviving Corporation at such address.

          4.6 AGREEMENT. Executed copies of this Merger Agreement will be on file at the principal place of business of the Surviving Corporation at 1800 Century Park East, Suite 900, Los Angeles, California 90067 and copies thereof will be furnished to any holder of any class or series of capital stock of either Constituent Corporation, upon request and without cost.

          4.7 GOVERNING LAW. This Merger Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

          4.8 COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                 [Remainder of Page Intentionally Left Blank]

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          IN WITNESS WHEREOF, this Merger Agreement having first been approved by the resolutions of the Boards of Directors of Korn/Ferry International, a Delaware corporation, and Korn/Ferry International, a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized as of the date first written above.



                              KORN/FERRY INTERNATIONAL
                              a Delaware corporation


                              By:   /s/ Windle B. Priem
                                  -------------------------------------
                                  Windle B. Priem
                                  Chief Executive Officer and Director



ATTEST:


 /s/ Peter L. Dunn
-----------------------------
Peter L. Dunn
Corporate Secretary

                              KORN/FERRY INTERNATIONAL
                              a California corporation


                              By:   /s/ Windle B. Priem
                                  -----------------------------------
                                  Windle B. Priem
                                  Chief Executive Officer,
                                  President and Director


ATTEST:


 /s/ Peter L. Dunn
-----------------------------
Peter L. Dunn
Corporate Secretary

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